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                                                                   EXHIBIT 10.23


w3 Holdings, Inc.                             2444 Hwy 34N, Manasquan, NJ 08736
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January 25th, 2000

Bikers Dream, Inc.
3810 Wacker Drive
Mira Loma, CA 91752

RE: Extension of $300,000 Promissory Note

Dear Herm Rosenman,

        We are now in possession of a note with a principle amount of $300,000, which was owed to MD Strategic L.P. In connection therewith w3 Holdings, Inc. grants Bikers Dream Inc. an extension of the due date on the note to March 31, 2000.

Sincerely,

/s/ Stephen Porada
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Stephen Porada
w3 Holdings, Inc.